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                                                        Exhibit 23.3



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1994, included in the Michael Baker Corporation (the Company) Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report. In addition, as independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1994 included in the Michael Baker Corporation Employee Stock Ownership Plan (the Plan) Form 11-K for the year ended December 31, 1995. It should be noted that we have not audited any financial statements of the Plan subsequent to January 2, 1994 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP
- -----------------------
ARTHUR ANDERSEN LLP
Pittsburgh, Pennsylvania
June 12, 1996
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